EXHIBIT 1.2



PENNSYLVANIA MERCHANT GROUP LTD                             GKN SECURITIES CORP.
259 Radnor Chester Road                                              61 Broadway
Radnor, PA 19087                                             New York, NY  10006



                ________________________________________________

                            SELECTED DEALER AGREEMENT
                ________________________________________________



Ladies and Gentlemen:

          1. Registration under the Securities Act of 1933, as amended ("Act"), of the 2,500,000 Shares of Common Stock*, of GKN Holding Corp. ("Company"), as more fully described in the Preliminary Prospectus, dated July 3, 1996, and in the final prospectus, which will be forwarded to you (the final prospectus being hereinafter referred to as the "Prospectus"), which was declared effective by the Securities and Exchange Commission at _____ a.m. on __________, _________ __, 1996. We, as underwriters, are offering for sale the Shares which we have agreed to purchase from the Company, for purchase by a selected group of dealers ("Selected Dealers") on the terms and conditions stated herein.

Authorized Public Offering Price:       $____ per Share.

Dealers' Selling Concession:       Not to exceed $____ per Share payable upon
                                   termination of this Agreement, except as provided below. We reserve the right not to pay such concession on any of the Shares purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to such termination.

Reallowance:                       You may reallow not in excess of $____ per
                                   Share as a selling concession to dealers who are members in good standing of the National
                                   Association of Securities Dealers, Inc.
                                   ("NASD") or to foreign dealers who are not eligible for membership in the NASD and who have agreed (i) not to sell the Shares within the United States of America, its territories or possessions or to persons who are citizens thereof or residents

          --------------------

               * Plus an option to acquire an additional 375,000 Shares of Common Stock pursuant to the Underwriter's over-allotment option.

                                   therein, and (ii) to abide by the applicable
                                   Rules of Fair Practice of the NASD.

Delivery and Payment:              Delivery of the Shares shall be made on or
                                   about __________ __, 1996 or such later date as we may advise on not less than one day's notice to you, at the office of Pennsylvania
                                   Merchant Group Ltd ("PMG"),  259 Radnor
                                   Chester Road Radnor, PA 19087, or at such other place as we shall specify on not less than one day's notice to you. Payment for the Shares is to be made, against delivery, at the authorized public offering price stated above, or, if we shall so advise you, at the authorized public offering price less the dealers' selling concession stated above, by a certified or official bank check in New
                                   York Clearing House Funds payable to the order of PMG.

Termination:                       This Agreement shall terminate at the close
                                   of business on the 45th day following the effective date of the Registration Statement
                                   (of which the enclosed Prospectus forms a part), unless extended at our discretion for a period or periods not to exceed in the aggregate 30 additional days. We may terminate this Agreement, whether or not extended, at any time without notice.

          2. Any of the Shares purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that
(a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Section 24(c) of Article III of the Rules of Fair Practice of the NASD; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD which represent to you that they will promptly reoffer such Shares at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

          3. You, by becoming a member of the Selected Dealers, agree (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Shares allotted and confirmed to you, (b) not to use any of the Shares to reduce or cover any short position you may have,
(c) upon our request, to advise us of the number of Shares purchased from us as manager of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Shares at the public offering price stated above, less all or such part of the concession allowed you as we may determine, and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Shares prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

          4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

          5. You agree that until termination of this Agreement you will not make purchases or sales of the Shares except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

          6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

          7. The Shares are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

          8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Shares are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Shares in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Shares to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Shares were made by such member, the number of Shares sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report which we as underwriters of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

          9. You, by becoming a member of the Selected Dealers, represent that you actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with Section 24 of Article III of the

NASD's Rule of Fair Practice, or (b) a foreign dealer or institution which is not eligible for membership in the NASD and which has agreed (i) not to sell Shares within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales shall be in compliance with the NASD's Interpretation with Respect to Free-Riding and Withholding; (iii) to comply, as though it were a member of the NASD, with Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice, and to comply with Section 25 thereof as that Section applies to a non-member broker or dealer in a foreign country.

          10. Nothing herein shall constitute any members of the Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

          11. We shall be the underwriters of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of (i) the validity or value of the Shares (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement, or this Agreement, (iv) the eligibility of any of the Shares for sale under the laws of any jurisdiction, (v) the delivery of the Shares, (vi) the performance by the Company, or others of any agreement on its or their part, (vii) or any matter in connection with any of the foregoing, except our own want of good faith.

          12. If for federal income tax purposes the Selected Dealers, among themselves or with the several underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such selection as may be required by the Internal Revenue Service.

          13. All communications from you shall be addressed to us at Pennsylvania Merchant Group Ltd, 259 Radnor Chester Road, Radnor, PA 19087,
Attention: Richard A. Hansen, and GKN Securities Corp., 61 Broadway, New York, New York, 10006, Syndicate Department, Attention: David Nussbaum. Any notice from us to you shall be deemed to have been fully authorized by the several underwriters and to have been duly given if mailed, telegraphed or sent by facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.


          14. The offering of the Common Stock of the Company is being made in compliance with Schedule E to the By-laws of the National Association of Securities Dealers, Inc. ("Schedule E"). In accordance with Section 12 to Schedule E, you may not engage in any transactions in the Common Stock with any of your discretionary accounts without prior written approval of the customer.
                                             -------
The approval must indicate the number of shares of Common Stock purchased and the customer's specific approval should be permanently attached to the order ticket when it is furnished to your compliance manager.

          If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.


                              Very truly yours,

                              PENNSYLVANIA MERCHANT GROUP LTD


                              By:_______________________________
                                   Name:
                                   Title:


                              GKN SECURITIES CORP.


                              By:_______________________________
                                   Name:
                                   Title:

     We accept membership in the Selected Dealers on the terms specified above.


Dated: ___________ __, 1996

                              ___________________________________________
                                             (Selected Dealer)

                              By: _______________________________________
                                   Name:
                                   Title: